UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2019

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 231-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced in its press release issued on March 20, 2019, at a meeting of the Radian Group Inc. (the “Company”) board of directors (the “Board”) on March 19, 2019, the Board increased the size of the Board to eleven directors and appointed two new directors, Debra Hess and David H. Stevens. There is no arrangement or understanding between either Ms. Hess or Mr. Stevens and any other person pursuant to which either was appointed as director. Neither Ms. Hess nor Mr. Stevens has a direct or indirect material interest in any transaction in which the Company is or will be a participant.

In addition, at the meeting on March 19, 2019, Stephen T. Hopkins, a director of the Company since 1999, announced his intention to retire from the Board at the end of his current term which will occur at the Company’s 2019 annual meeting of stockholders scheduled for May 15, 2019 (the “2019 Annual Meeting”). At the March 19, 2019 meeting, the Board also approved a reduction of the size of the Board to ten directors effective upon Mr. Hopkins’ retirement at the 2019 Annual Meeting.

Item 8.01    Other Events

On March 20, 2019, the Company also announced an increase in the size of its common stock repurchase authority from $100 million to $250 million, and the extension of that authority through July 31, 2020.

A copy of the Company’s news release relating to the matters referred to in this report is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated March 20, 2019

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: March 20, 2019	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary